BOSTON CAPITAL TAX CREDIT FUND IV L.P.

_______________________________________


CERTIFICATION AND AGREEMENT
for
MOKAPOKE LIMITED PARTNERSHIP,
A MARYLAND LIMITED PARTNERSHIP

_______________________________________



    CERTIFICATION AND AGREEMENT made as of __________ ___, 1996, by MOKAPOKE LIMITED PARTNERSHIP, a Maryland Limited Partnership (the "Operating Partnership") and R.T.M. LIMITED PARTNERSHIP, a Maryland limited partnership, the "Operating General Partner") for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV L.P., a Delaware limited partnership (the "Investment Partnership"), BCTC 94, INC., a Delaware corporation (the "Special Limited Partner") and Hinckley, Allen & Snyder and certain other persons or entities described herein. The Investment Partnership and the Special Limited Partner shall hereinafter be referred to as the "Limited Partners."

    WHEREAS, the Operating Partnership proposes to admit Limited Partners as the additional limited partners thereof pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of _________, 1996 (the "Operating Partnership Agreement"), in accordance with which the Special Limited Partner will make a capital contribution of $10 to the Operating Partnership and the Investment Partnership will make certain capital contributions to the Operating Partnership.

    WHEREAS, the Limited Partners have relied upon certain information and representations described herein in evaluating the merits of investment by the Limited Partners in the Operating
Partnership;

    WHEREAS, Hinckley, Allen & Snyder, as counsel for the Limited
Partners will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction; and

    WHEREAS, William H. Holden, Jr., Esq., as counsel for the Operating Partnership and the Operating General Partner, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction; and

    NOW, THEREFORE, to induce the Limited Partners to enter into the Operating Partnership Agreement and become the limited partners of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership and the Operating General Partners hereby agree as follows for the benefit of the Limited Partners and Hinckley, Allen & Snyder, William H. Holden, Jr., Esq., and certain other persons hereinafter described.

1.  Representations, Warranties and Covenants of the
    Operating Partnership and the Operating General
    Partner

    The Operating Partnership and the Operating General Partners jointly and severally represent, warrant and certify to the Limited Partners and Hinckley, Allen & Snyder and William H. Holden, Jr., Esq., that, with respect to the Operating Partnership, as of the date hereof:

         1.01 The Operating Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the State with full power and authority to own the thirty (30) unit rental housing project intended for rental to elderly and handicapped individuals located in Pocomoke City, Maryland known as Clarke Manor Apartments (the "Apartment Complex") and conduct its business; the Operating Partnership and the Operating General Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership and the Operating General Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or the Operating General Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or the Operating General Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership and the Operating General Partner, enforceable against each of them in accordance with its terms.

         1.02 All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Limited Partners or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The Operating General Partner has also delivered to the Limited Partners or their affiliates all documents and other information which has been requested by such parties. Since the date of the financial statements for the Operating General Partner previously delivered, there has been no material adverse change in the financial position of the Operating General Partner. The estimates of occupancy rates, operating expenses and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partner.

    1.03 As of the date hereof, each of the representations contained in Exhibit B attached hereto is true, accurate and complete as to both the Operating Partnership and the Operating General Partner and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

    1.04 Each of the representations and warranties con-tained in the Operating Partnership Agreement is true and correct as of the date hereof.

    1.05 Each of the covenants and agreements of the Operating Partnership and the Operating General Partner contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

    1.06 All conditions to admission of the Limited Part-ners as limited partners of the Operating Partnership contained in the Operating Partnership Agreement have been satisfied.

    1.07 No default has occurred and is continuing under the Operating Partnership Agreement or any of the Project Documents (as such term is defined in the Operating Partnership Agreement) for the Operating Partnership.

    1.08 The Operating General Partner agrees to take all actions necessary to claim the Projected Credit, including, without limitation, the filing of Forms 8609 with the Internal Revenue
Service.

    1.09 No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

    1.10 The Operating Partnership has the sole responsi-bility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

         1.11 The Operating Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

         1.12 No person or entity except the Operating Part-nership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

         1.13 The Operating General Partner is not related in any manner to either of the Limited Partners, nor is the Operating General Partner acting as an agent of the Limited Partners.

         1.14 To the best of the undersigned's knowledge after due inquiry, the Apartment Complex does not contain in a level above that deemed safe by all applicable governmental agencies, any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals
(PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership, nor the Operating General Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

         1.15 To the best of the undersigned's knowledge, based on that certain real estate appraisal prepared by Farmer's Home Administration dated January 6, 1995, and based upon the level of permanent debt financing for the Project, there is a reasonable expectation that the fair market value of the Operating Partnership's building(s) at the end of each year will be greater than the total amount of the Operating Partnership's liabilities, including accrued interest on such liabilities.

         1.16 None of the partners of the Operating Partnership is a tax-exempt entity.

         1.17 If any shareholder or other affiliate of the Operating General Partner is a tax-exempt entity and the Operating General Partner is a "controlled entity" in relation to such tax-exempt entity, a timely election will be made under Code Section 168(h)(6)(F) so that no portion of the Apartment Complex will be treated as "tax exempt use property" as defined in Code Section 168(h).

         1.18 All representations made by the Operating General
Partner in the Operating Partnership Agreement are incorporated herein by reference and are confirmed.

         1.19 There is a reasonable expectation that the Operating Partnership will be able to repay, as due, the principal and interest on the projected loans to the Operating Partnership based on the projected value of the Operating Partnership's property and building(s).

         1.20 An Extended Use Agreement (as defined in the
Operating Partnership Agreement) within the meaning of Code Section 42(h)(6) is or shall be in effect and recorded in the appropriate land evidence records with respect to the building(s) not later than the end of the taxable year in which any credit is taken with respect to any building. If not in effect as of the date hereof, the Operating General Partner agrees to deliver a valid and binding Extended Use Agreement and evidence that it has been recorded no later than the end of the first taxable year in which any Tax Credit is taken with regarding to any building.

         1.21 The Operating Partnership expects to incur, within a 24-month period, expenditures equal to at least the great of (i) $3,000 per residential unit or (ii) 10% of the unadjusted basis of the building(s).

         1.22 The amounts payable in development and property management fees to HAI Management, Inc. and R.T.M., Inc. are fair in light of the value and magnitude of the services rendered in consideration for such fees, and the services performed in consideration for the development fees relate solely to the acquisition and rehabilitation of the Apartment Complex.

         1.23 For any building(s) not placed in service prior to December 31, 1995, (i) the Operating Partnership's basis in such building as of the close of 1995 was more than 10% of the Operating Partnership's reasonably expected basis in such building as of the close of calender year 1995 and (ii) the Operating Partnership entered into a Carryover Allocation agreement with the State of Maryland, Department of Housing and Community Development, Community Development Administration no later than December 31, 1995.

         1.24 Each of the representations made by the Operating Partnership in the Low-Income Housing Credit Application dated August 31, 1995 (the "Credit Application") in the Reservation of Federal Low-Income Housing Tax Credit between the Authority and the Operating Partnership dated November 21, 1995 (the "Credit Reservation Agreement") and in the Carryover Allocation Contract between the Authority and the Operating Partnership dated December 21, 1995 (the "Carryover Allocation Agreement") is true and correct as of the date hereof.

         1.25 Each of the covenants, agreements, and conditions contained in the Credit Reservation Contract and the Carryover Allocation Agreement has been duly performed or satisfied by the Operating Partnership or its Operating General Partners, as applicable, to the extent that performance of any such covenant or agreement or satisfaction of any condition is required on or prior to the date hereof, and the Operating General Partners have no reason to believe that covenants, agreements, and conditions required to be performed or satisfied after the date hereof will not be performed or satisfied in a timely manner.

         1.26 The Operating General Partner has received from the Agency no notice of default or of withdrawal or cancellation of the Tax Credit reservation or allocation to the Operating Partnership as described in the Credit Reservation Contract or the Carryover
Allocation Agreement.

         1.27 The Operating Partnership has irrevocably elected pursuant to Code Section 42 to lock in the applicable Tax Credit rate prior to placement in service of each building pursuant to the Binding Agreement and Election Statement dated December 21, 1995, between the Agency and the Operating Partnership.

         1.28 The Operating General Partner will not reduce its aggregate interest, as Operating General Partners, in the Partnership below 1% of all material items of the Partnership income, gain, loss, deduction, and credit. The 1% interest will be calculated without regard to any limited partner interest or interests in the Partnership that the Operating General Partner has or may obtain.

         1.29 The Operating General Partner, is on the accrual
method of accounting for tax purposes. Any entity that is related to the Operating General Partner or to the Operating Partnership, that will receive a fee from the Operating Partnership, directly or
indirectly, is on the cash method of accounting for tax purposes.   If
any fee received by the Operating General Partner is treated as a guaranteed payment under Section 707(c) of the Code, the Operating General Partner will recognize such fee as income at the time such fee is accrued by the Operating Partnership.

         1.30 The Operating General Partner will be actively involved in the management and operation of the Operating Partnership, will devote substantial and continuing attention to the activities of the Operating Partnership, and will provide substantial services to the Operating Partnership.

         1.31 The development and leasing activity in which the Operating Partnership will engage will not contain personal or recreational benefit for the partners of the Operating Partnership.

         1.32 The Operating Partnership will keep active records and carry out the proposed activity in a manner consistent with profitable businesses in the same activity.

         1.33 The Operating Partnership will have an objective to carry on businesses for profit and divide the gains therefrom.

         1.34 The Operating Partnership may earn a profit, including profit from appreciation in the value of the Apartment
Complex.

         1.35 The Permanent Loan and all other debt financing of the Apartment Complex require the noncontingent repayment of principal on or before a fixed maturity date, and will be considered and treated as a loan by lender.

         1.36 None of the Operating Partnership's lenders is a party from whom the Operating Partnership acquired any portion of the Apartment Complex, and none of the financing was issued in exchange for any portion of the Apartment Complex. None of the Operating Partnership's lenders will receive a fee with respect to the Operating Partnership's investment in the Apartment.

         1.37 Following is a description of any and all existing or proposed financing of the Apartment Complex that involves any direct or indirect grant or federal subsidy (including without limitation federal grants, below-market interest rate loans, and tax-exempt bonds): Loan with FmHA having an original principal amount of $1,232.276.50, bearing interest at 7.5% per annum, which rate, pursuant to the Rental Assistance Agreement is subsidized to 1% per annum.

         1.38 The Project will not receive moderate rehabilitation assistance under Section 8(e)(2) of the United States Housing Act of 1937 (unless pursuant to the Stewart B. McKinney
Homeless Assistance Act of 1988).

         1.39 If the Apartment Complex is a scattered site project within the meaning of Code Section 42, 100% of the rental units in the Apartment Complex will be rent-restricted within the meaning of Code Section 42.

         1.40 All Units in the Apartment Complex are to be of equal quality and all Apartment Complex amenities are to be made available to all tenants on a comparable basis without separate fees except for one unit in which the on-site manager shall reside.

         1.41 There will be no direct or indirect personal liability of the Operating Partnership or of any of the Partners for the repayment of the principal of and payment of interest on the Permanent Loan from and after commencement of the Permanent Loan Term, and the sole recourse of the Lender under the Permanent Loan from and after commencement of the Permanent Loan Term, with respect to the principal thereof and interest thereon, shall be to the property securing the indebtedness.

         1.42 In connection with the Operating Partnership's acquisition of the Apartment Complex, the Operating Partnership assumed an existing loan to the Permanent Lender in the principal amount of $1,203,600 (the "Assumed Loan") which loan may constitute a below market federal loan under Section 42 of the Code. None of the proceeds of the Assumed Loan was used to fund any of the rehabilitation expenditures of the Apartment Complex.

         1.43 In addition, in order to help finance the acquisition of the Apartment Complex, the Permanent Lender made a new loan in the amount of $37,150 to the Operating Partnership (the "New Loan"), which New Loan may constitute a below market federal loan under Section 42 of the Code. Pursuant to the requirements of the Loan Agreement with the Permanent Lender, the proceeds of the New Loan were used to pay a portion of the purchase price for the Apartment Complex. None of the proceeds of the New Loan was used to fund any of the rehabilitation expenditures of the Apartment Complex.

2.  Indemnification

         2.01 The Operating General Partner (for purposes of this Section 2.01, an Indemnifying Party") agrees to indemnify and hold harmless the Limited Partners (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any Indemnified Party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of its representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability in connection with the Land and/or the Apartment Complex, as each term is defined in the Operating Partnership Agreement, under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Party may otherwise have.

         2.02 No Indemnifying Party shall be liable under the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof.

3.  Miscellaneous

         3.01 This Certification and Agreement is made solely for the benefit of the Operating Partnership, the Operating General Partners, Hinckley, Allen & Snyder, William H. Holden, jr., Esq., and the Limited Partners (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

              3.02 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

              3.03 Terms defined in the Operating Partnership
Agreement but not otherwise defined herein shall have the meanings given them in the Operating Partnership Agreement.

    IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP:

MOKAPOKE LIMITED PARTNERSHIP

By:  R.T.M. Limited Partnership, its
  General Partner

By:  R.T.M., Inc., its General Partner


By:  /s/Robert Margolis
Name:  Robert Margolis
Title:  VP

OPERATING GENERAL PARTNER:

R.T.M. Limited Partnership

By:  R.T.M., Inc., its General Partner

By:  /s/Robert Margolis
Name:  Robert Margolis
Title:  VP




EXHIBIT A

MOKAPOKE LIMITED PARTNERSHIP

FACT SHEET




1.Sources and Uses of Funds

    Sources of Funds

    1. Perm. Mort. Loan - FmHA                          $1,232,276
    2. Perm. Junior Mort. Loan                          $ N/A
    3. Grant                                            $ N/A
    4. General Partners Capital Contributions           $69,904
    5. Investment Partnership Capital
         Contribution                                   $461,322
    6. Deferred Development Fee                     $139,488
                                                 $1,902,990

 Application of Funds

    Total Construction Cost                             $  144,000
    Soft Costs                                          $1,404,731
    Land                                                $  60,000
    Development Fee                                     $  294,259
                                                     $1,902,990

2.Construction and Permanent Financing

    A.   Construction Financing:        N/A

    B.   Permanent Financing

         1.   Lender:            FmHA
         2.   Mortgage Amount:   $1,232,276
         3.   Interest Rate:     7.5% Subsidized to 1%
         4.   Term:              50 years

3.  Permanent Junior Financing:  N/A

4.  Eligible Basis:   $1,894,426

5.  Qualified Basis:    $1,894,426

6.  GP Capital Contribution:  $69,904

7.  Type of Credit:  New Construction/Rehabilitation (9%)
    Acquisition (3%)

8.  Rent-up Schedule:

    100% by April, 1996

9.  Projected Credit to the
     Investment Partnership (99%):

    A.  $58,643 for 1996,
    B.  $78,190 per annum for each of the years 1996 through 2005, and
    C.  $19,548 for 2006.

10. Total Projected Credit to
    the Operating Partnership
    (100%):

    A.   $59,235 for 1996,
    B. $78,980 per annum for each of the years 1997 through 2005, and
    C.   $19,745 for 2006.

11. Tax Credit Approval:

    A.   Application:
         1.   Date:  August 31, 1995
         2.   Credit Amount Requested:  $78,972

    B.   Credit Reservation:
         1.   Date:  November 21, 1995
         2.   Credit Amount Reserved:  $78,980

    C.   Carryover Allocation:
         1.   Date:  December 21, 1995
         2.   Credit Amount Allocated:   $78,980

    D.   Credit Rate Lock-in Agreement
         1.   Date:
         2.   Rate locked-in:

    E.   Form 8609
         1.   Date: To be Determined
         2.   Credit Amount Allocated: To be Determined

12. Apartment Complex:

    A.   Name:  Clarke Manor Apartments
    B.   Address:  Linden Avenue, Pocomoke City, Maryland
    C.   County:  Worcester
    D. Type of Project: 5 Buildings containing 30 low-income units (one of which is the on-site manager's unit)

13. 1994 Area Median Income: $38,200

14. Type of Units:

                             Unit          Basic       Utility
               Number        Square Ft.    Rent        Allowance

1-Bedroom       30           627           $375        $55
2-Bedroom        0          _____          $_____      $_____
3-Bedroom        0          _____          $_____      $_____
4-Bedroom        0          _____          $_____      $_____

15. Difference between rents allowed
    by FmHA and rents allowed under
    the Rent Restriction Test:             N/A

16. Rental Assistance:  29 units

17. Annual Operating Expenses:  $63,304 (1996)

18. Replacement Reserve Account

    A.   Annual:            $124,075
    B.   Total:             $ 12,408

19. Operating Reserve Account:   N/A
    (from proceeds of Second Installment)

20. Amount of Annual Reporting Fee
    to Boston Capital Communications
    Limited Partnership:    $1,000

21. Amount of Annual Partnership
    Management Fee:         $1,000

22. Amount of Total Depreciable
    Basis Allocated to Personal
    Property:               $48,262

23. Completion Date:  April, 1996

24. Total Capital Contribution of
    Investment Partnership:          $
                                  $461,322

25. Schedule of Capital Contributions:

A.  $306,551 upon the latest to occur of:
   (i) Admission Date,
  (ii) Tax Credit Set Aside,
 (iii) Receipt by Boston Capital of approval by Reznick,
            Fedder & Silverman of a compliance of a minimum of 20% of the leases in the Apartment Complex,
  (iv) Permanent Mortgage Loan Commitment, or
   (v) Receipt of an estoppel certificate and consent to Syndication from the Permanent Lender in a form acceptable to BCTC 94

B.  $43,793* upon the latest to occur of:
   (i)   Substantial Completion,
  (ii)   Cost Certification,
 (iii)   Receipt of Satisfactory Title Policy,
  (iv)   Compliance with due diligence requirements,
   (v)   Receipt of release of liens from the Contractor,
  (vi)   Satisfaction of conditions of First Installment

*less any interest due on the Boston Capital Loan

C. $78,828 upon the latest to occur of
   (i)   State Designation
  (ii)   Initial 100% Occupancy Date,
 (iii)   Final Closing,
  (iv)   Breakeven Point, or
   (v)   Satisfaction of conditions of First and Second
   Installments

D.  $32,150 upon later of (i) Breakeven Confirmation or (ii)
Satisfaction of conditions of First, Second and Third
Installments

26. Fees, Special Distributions and Other Items to be paid from
Capital Contributions

A.  Development Fee:  $294,259*

                     *of which app. $139,488 is
                     deferred


B.  Special Return of GP Capital

27. Consulting Fee to Boston CapitalN/A
Partners, Inc.

28. Operating General Partner:

R.T.M. Limited Partnership
4400 East-West Highway, Suite 718
Bethesda, Maryland  20814
(301) 656-0290

29. Developer:  R.T.M., Inc.

Address:  See above
Telephone Number: (  )

30.  Ownership Interests

                           Normal           Capital             Cash
                           Operations       Transactions        Flow

Operating General
Partner:                       1%            49.00%       90.00%
Investment Partnership:        99%           51.00%       10.00%
Special Limited Partner:       0%             0.00%        0.00%


31. Management Agent:HAI Management, Inc.

Contact Person:     Robert Udoff


Address:  1         2301 Old Columbia Pike
                          Silver Spring, Maryland  20904

Telephone Number:   (301) 680-4343

Amount of Fee:     No more than 10% of base rent collected

32. Builder:  Unit Services, Inc.

Address:  12301 Old Columbia Pike
      Silver Spring, Maryland  20904

Telephone Number:  (301) 680-4334

Amount of Compensation:  $144,000

Builder's Profit:        $10,676


33. Subcontractor:  N/A

Address:


34. Architect:  N/A

Address:

Amount of Fee:

35. Auditor:Reznick, Fedder & Silverman

Contact Person:     Karen Donahue

Address:           4520 East West Highway, Suite 300
                   Bethesda, Maryland 20814

Telephone Number:  (301)652-9100

36. Tax Return Preparer: Same as Number 36

Contact Persons:

Address:

Telephone Number:

37. Federal Taxpayer ID Number:  52-1885884

38. State Housing Credit Agency: State of Maryland, Department of Housing and Community Development, Community Development
Administration


39. State Housing Agency LIHTC Number:192

40. Operating Deficit Guaranty The General Partner shall be obligated to make Subordinated Loans to the Partnership to cover debtservice, operating expenses and the Replacement Reserve Fund to the extent these exceed available operating income.

41. Guarantor(s):  Tevis Margolis

cc: Boston Capital Communications Limited Partnership Accounting
Department



         Exhibit B

Certificate of Operating Partnership and
Operating General Partner Re: Lack of Disqualifications

    The Operating Partnership and its Operating General Partner (as identified on the Amended and Restated Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) the officer, director, principal, promoter or general partner of any Operating General Partners,
(vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities),
(viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

         (1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five years prior to the date hereof;

         (2) Has been convicted of or pleaded nolo contendere to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

         (3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to
(b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

         (4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

         (5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or en joins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code;

         (6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying regis-tration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

         (7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

         (8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the
Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

         (9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

         (10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

         (11) Is subject to a currently effective state admini-strative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

         (12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

         (13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the Maryland Securities Act of 1972, as amended (the "Maryland Act") or for any broker-dealer or issuer with knowledge that such broker-dealer or issuer had not or has not complied with the Maryland Act.

    If the Operating Partnership is subject to the requirements of
Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).




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